Morgan Stanley Institutional Fund, Inc. - Emerging
Markets External Debt Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	 Odebrecht Offshore Drilling
Finance 6.750% due 10/1/2022
Purchase/Trade Date:	 7/26/2013
Offering Price of Shares: $99.994
Total Amount of Offering: $1,690,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.012
Percentage of Fund's Total Assets: 0.95
Brokers: HSBC, Itau BBA, Morgan Stanley, BB Securities,
BNP Paribas, Santander, Credit Agricole Securities, DNB
Markets, Mitsubishi UFJ Securities, Natixis
Purchased from: HSBC Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Ecopetrol SA 5.875% due 9/18/2023
Purchase/Trade Date:	  9/11/2013
Offering Price of Shares: $99.033
Total Amount of Offering: $1,300,000,000
Amount Purchased by Fund: $60,000
Percentage of Offering Purchased by Fund: 0.005
Percentage of Fund's Total Assets: 0.29
Brokers:  BofA Merrill Lynch, Morgan Stanley
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.